EXHIBIT 99.1

OSS Appoints Technology and Defense Industry Executive, Mitchell H. Herbets, to Board of Directors

ESCONDIDO, Calif. – November 30, 2023 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in rugged high performance compute (HPC) for artificial intelligence (AI), machine learning (ML) and sensor processing at the edge, has appointed Mitchell H. Herbets as a member of its board of directors.

Concurrent with the appointment, OSS’ board of directors adopted a resolution to temporarily increase the size of the board from eight members to nine members, effective immediately, and to subsequently decrease the size of the board down to seven members, effective as of the company’s 2024 annual meeting of stockholders. Herbets' appointment completes the nine-person board.

“Mitch brings extensive strategic and technical experience as an executive serving the technology and defense industries, which is highly complementary to our corporate mission and focus,” stated OSS chairman, Ken Potashner. “We look forward to his guidance and advice as we increasingly engage with new military opportunities.”

Mitchell H. Herbets Bio

Herbets currently serves as non-executive chairman of Thales Defense and Security, a global technology company that provides advanced technology equipment to the U.S. defense and federal technology markets.

His current chairman positions also include:

•
Safran Federal Systems (formerly Orolia Defense & Security), a provider of resilient positioning, navigation and timing (PNT) solutions and custom engineering services to federal agencies, defense organizations and contractors.
•
Photonis Defense, provider of advanced products in the fields of broad bandwidth, high power microwave amplifiers and cutting-edge night and digital vision technologies to U.S. and allied governments.
•
iDirect Government, a provider of tactical satellite communications systems to U.S. Primes for the U.S. Department of Defense (DoD).

Herbets previously served on the board of Wireless Telecom Group (WTT), a NYSE American-listed provider of infrastructure for cellular systems, LTE and 5G waveforms, and telecommunications test equipment company before it was acquired by Maury Microwave earlier this year.

He earlier served as president and CEO of Thales Communications (now Thales Defense and Security), a global leader in tactical radio technology. During his tenure, the company achieved average revenue growth of more than 30% and delivered an average EBIT of more than 20%.

Prior to being appointed a president and CEO of Thales, he served in a number of senior executive positions at the company, including leadership roles in program management, engineering, and business development. Before Thales, he served four years in U.S. Army with the final rank of captain.

He holds a bachelor’s degree in electrical engineering from Lehigh University, where he currently serves as a member of the advisory councils of Lehigh University’s Engineering College and its Electrical & Computer Engineering Department. He earned his MBA from George Washington University.

About One Stop Systems
One Stop Systems, Inc. (Nasdaq: OSS) is a leader in AI Transportable solutions for the demanding ‘edge.’ OSS designs and manufactures the highest performance compute and storage products that enable rugged AI, sensor fusion and autonomous capabilities without compromise. These hardware and software platforms bring the latest data center performance to the harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI Transportables require—and OSS delivers—the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on Twitter, YouTube, and LinkedIn.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, management’s expectation for new opportunities in the AI transportable solutions and other spaces, the company’s penetration of the Defense and AI Transportable sectors, future changes to our business objectives, changes to our board of directors, and other future financial projections. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our latest Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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